SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                          [Amendment No. ___________]

     Filed by the Registrant [X]
     Filed by a party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement
     [ ] Confidential, for use of the Commission only (as permitted by
          Rule 14a-6(e)(2))
     [X] Definitive proxy statement
     [ ] Definitive additional materials
     [ ] Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                            CALLON PETROLEUM COMPANY
                (Name of Registrant as Specified in Its Charter)

    _______________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) or Schedule 14A.

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

         ____________________________________________________________________

     (2) Aggregate number of securities to which transactions applies:

         ____________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ____________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:

         ____________________________________________________________________

     (5) Total fee paid:

         ____________________________________________________________________

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

         ____________________________________________________________________

     (2) Form, Schedule or Registration Statement No.:

         ____________________________________________________________________

     (3) Filing party:

         ____________________________________________________________________

     (4) Date filed:

         ____________________________________________________________________

                            CALLON PETROLEUM COMPANY
                             200 NORTH CANAL STREET
                           NATCHEZ, MISSISSIPPI 39120

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD WEDNESDAY, JUNE 19, 1996

TO THE SHAREHOLDERS OF
  CALLON PETROLEUM COMPANY (THE 'COMPANY'):

     Notice is hereby given that the Annual Meeting of Shareholders (the 'Annual Meeting') of the Company will be held in Natchez, Mississippi on Wednesday, June 19, 1996, at 10:00 a.m., at the headquarters of the Company, 200 North Canal Street, Natchez, Mississippi 39120, for the following purposes:

          1. To elect two Class II directors to hold office until the 1999 Annual Meeting of Shareholders.

          2. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1996.

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Shareholders of record at the close of business on April 26, 1996 will be entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof.

     Shareholders are cordially invited to attend the Annual Meeting in person. Those individuals who will not attend and who wish their shares voted are requested to sign, date and mail promptly the enclosed proxy for which a postage-prepaid return envelope is provided.

                       By Order of the Board of Directors
                                          H. Michael Tatum
                                          SECRETARY

Natchez, Mississippi
May 17, 1996

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU CANNOT ATTEND, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE RETURN ENVELOPE ENCLOSED FOR YOUR USE. NO POSTAGE IS REQUIRED IF THE ENVELOPE IS MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT
                            ------------------------

                            CALLON PETROLEUM COMPANY
                             200 NORTH CANAL STREET
                           NATCHEZ, MISSISSIPPI 39120
                                 (601) 442-1601

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            WEDNESDAY, JUNE 19, 1996

                            ------------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Callon Petroleum Company, a Delaware corporation (the 'Company'), from holders ('Shareholders') of the common stock, $.01 par value per share ('Common Stock'), of the Company for use at the Annual Meeting of Shareholders of the Company to be held on Wednesday, June 19, 1996, at 10:00 a.m., at the Company's headquarters, 200 North Canal Street, Natchez, Mississippi 39120, and at any adjournment or adjournments thereof (such meeting or adjournment thereof is referred to herein as the 'Annual Meeting'), for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Shareholders ('Notice').

     A proxy in the form accompanying this Proxy Statement (each a 'Proxy'), when properly executed and returned, will be voted in accordance with the directions specified on the Proxy, and otherwise in accordance with the judgment of the persons designated therein as proxies. Any Proxy which does not withhold authority to vote or on which no other instructions are given will be voted for the election of the nominees named herein to the Board of Directors and in favor of the other proposals set forth in the Notice. Any Proxy may be revoked at any time before it is exercised by delivering, to the Secretary of the Company, written notice of revocation or by duly executing a Proxy bearing a later date, or by voting in person at the Annual Meeting.

     This Proxy Statement and the accompanying Notice and form of Proxy are being mailed to Shareholders on or about May 17, 1996. The Annual Report to Shareholders for the Company's fiscal year ended December 31, 1995 is also being mailed to Shareholders contemporaneously with this Proxy Statement, although the Annual Report does not form a part of the material for the solicitation of Proxies.

     Proxies will be solicited primarily by mail, but employees of the Company may also solicit Proxies in person or by telephone. Arrangements may be made with brokerage firms or other custodians, nominees, and fiduciaries to send Proxy materials to the beneficial owners of the Common Stock of the Company. All costs incurred in the solicitation of Proxies will be borne by the Company.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     Unless otherwise indicated, proxies in the form enclosed that are properly executed, duly returned and not revoked will be voted in favor of:

          (1) the election of the two Class II director nominees to the Board of Directors named herein; and

          (2) The ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1996.

     The Board of Directors is not presently aware of other proposals that may be brought before the Annual Meeting. In the event other proposals are brought before the Annual Meeting, the persons named in the enclosed Proxy will vote in accordance with what they consider to be in the best interests of the Company and its Shareholders.

                             VOTING REQUIREMENTS

     The Board of Directors has fixed the close of business on April 26, 1996 as the record date (the 'Record Date') for the determination of Shareholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of all Shareholders entitled to vote at the Annual Meeting will be open for examination by any Shareholder during normal business hours for a period of ten days prior to the Annual Meeting at the offices of the Company, 200 North Canal Street, Natchez, Mississippi 39120. Such list will also be available at the Annual Meeting and may be inspected by any Shareholder who is present. At the Record Date, the Company's outstanding voting securities consisted of 5,754,585 shares of Common Stock. Holders of Common Stock will be entitled to one vote per share of Common Stock held of record on the Record Date for each proposal to be presented at the Annual Meeting.

                           QUORUM AND OTHER MATTERS

     The holders of a majority of the total shares of Common Stock issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The election of directors requires the favorable vote of the holders of a plurality of shares of Common Stock present and voting, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes have no effect on determinations of plurality except to the extent that they affect the total votes received by any particular candidate. A majority of the votes represented by the Shareholders present at the Annual Meeting, in person or by proxy, is necessary for ratification of the Company's independent public accountants. With respect to abstentions and broker non-votes, the shares will not be considered present at the Annual Meeting for this matter so that abstentions and broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated.

                      BENEFICIAL OWNERSHIP OF SECURITIES

MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of the Record Date, certain information with respect to the ownership of shares of Common Stock and the Company's $2.125 Convertible Exchangeable Preferred Stock ('Preferred Stock') as to (i) all persons known by the Company to be the beneficial owners of 5% or more of the outstanding shares of Common Stock, (ii) each director, (iii) each nominee for director, (iv) each of the executive officers named in the Summary Compensation Table, and (v) all executive officers and directors of the Company as a group. Information set forth in the table with respect to beneficial ownership of Common Stock and Preferred Stock has been obtained from filings made by the named beneficial owners with the Securities and Exchange Commission ('Commission') as of the Record Date or from information provided to the Company by such persons. Holders of the Preferred Stock are not entitled to vote at the Annual Meeting.

                                             Common Stock             Preferred Stock
                                        -----------------------    ---------------------
                                        Amount And                 Amount And
              Name And                  Nature Of       Percent    Nature Of     Percent
             Address Of                 Beneficial        Of       Beneficial      Of
         Beneficial Owner(a)            Ownership        Class     Ownership      Class
- -------------------------------------   ----------      -------    ----------    -------
DIRECTORS:
     John S. Callon..................     294,040(b)      5.03%        0           0
     Fred L. Callon..................     641,829(c)     11.00         0           0
     Dennis W. Christian.............      60,000(d)      1.03         0           0
     Robert A. Stanger...............      10,856(e)      *            0           0
     John C. Wallace.................   1,994,758(f)     34.60         0           0
     B. F. Weatherly.................   1,995,125(g)     34.61         0           0
     Richard O. Wilson...............   1,997,031(h)     34.63         1,000       *
NAMED EXECUTIVE OFFICERS:
     John S. Weatherly...............      60,896(i)      1.05         0           0
     H. Michael Tatum................      25,000(j)      *            0           0
DIRECTORS AND EXECUTIVE OFFICERS
  AS A GROUP (9 PERSONS).............   3,110,019(k)     50.89         1,000       *
CERTAIN BENEFICIAL OWNERS:
     NOCO Enterprises, L.P.
     6814 Northampton Way
     Houston, Texas 77055............   1,984,758(l)     34.49         0           0
     Wellington Management Company
     75 State Street
     Boston, Massachusetts 02109.....     401,220(m)      6.61       140,000      10.64

- ------------
  * Less than 1%

 (a) Unless otherwise indicated, each of the above persons may be deemed to have sole voting and dispositive power with respect to the shares indicated as being beneficially owned by such persons.

 (b) Of the 294,040 shares beneficially owned by John S. Callon, 129,040 are owned directly by him, and he has sole voting and dispositive power over such shares, 75,000 shares are held in a family limited partnership, and 90,000 shares are subject to options under the Company's 1994 Stock Incentive Plan ('1994 Plan') exercisable within 60 days. Shares indicated as owned by John S. Callon do not include 1,984,758 shares of Common Stock owned by NOCO Enterprises, L.P. ('NOCO') and 1,470,973 shares of Common Stock owned by certain other members of the Callon family ('Callon Family'), including 61,837 shares owned by John S. Callon's wife and over which he disclaims beneficial ownership. Under the terms of a Stockholders' Agreement among the Callon Family and NOCO dated September 16, 1994 ('Stockholders' Agreement'), John S. Callon and the other members of the Callon Family have the right of first refusal to acquire shares of Common Stock proposed to be sold by NOCO under certain circumstances and all parties to the

     Stockholders' Agreement have agreed to support two directors nominated by the Callon Family and two directors nominated by NOCO. John S. Callon disclaims beneficial ownership of the NOCO shares.

 (c) Of the 641,829 shares beneficially owned by Fred L. Callon, 201,556 shares are owned directly by him, 268,016 shares are held by him as custodian for certain minor Callon Family members, 78,430 shares are held by him as trustee of certain Callon Family trusts, 80,000 are subject to options under the 1994 Plan exercisable within 60 days, and 13,827 shares are held by Fred L. Callon as trustee of shares held by the Callon Petroleum Company Employee Savings and Protection Plan. Shares indicated as owned by Fred L. Callon do not include 1,984,758 shares of Common Stock owned by NOCO and 1,137,011 shares of Common Stock owned by other members of the Callon Family, including 25,009 shares owned by Fred L. Callon's wife over which he disclaims beneficial ownership. Under the terms of the Stockholders' Agreement, Fred L. Callon and the other members of the Callon Family have the right of first refusal to acquire shares of Common Stock proposed to be sold by NOCO under certain circumstances and all parties to the Stockholders' Agreement have agreed to support two directors nominated by the Callon Family and two directors nominated by NOCO. Fred L. Callon disclaims beneficial ownership of the NOCO shares.

 (d) All 60,000 shares are subject to options under the 1994 Plan, exercisable within 60 days.

 (e) Includes 10,000 shares subject to options under the 1994 Plan, exercisable within 60 days.

 (f) Includes 10,000 shares subject to options under the 1994 Plan, exercisable within 60 days, and 1,984,758 shares owned by NOCO. See note (l) below.

 (g) Includes 10,000 shares subject to options under the 1994 Plan, exercisable within 60 days, and 1,984,758 shares owned by NOCO. See note (l) below.

 (h) Includes 10,000 shares subject to options under the 1994 Plan, exercisable within 60 days, 2,273 shares issuable upon conversion of 1,000 shares of Preferred Stock and 1,984,758 shares owned by NOCO. See note (l) below.

 (i) Includes 217 shares which are held by Mr. Weatherly as custodian for his minor children and 60,000 shares which are subject to options under the 1994 Plan, exercisable within 60 days.

 (j) All 25,000 shares are subject to options under the 1994 Plan, exercisable within 60 days.

 (k) Includes 355,000 shares subject to options under the 1994 Plan, exercisable within 60 days.

 (l) The sole limited partner of NOCO is NOCO Holdings, L.P., and the sole general partner of NOCO is NOCO Properties Inc., a wholly-owned subsidiary of NOCO Holdings, L.P. The general partner of NOCO Holdings, L.P. is NOCO Management Ltd., a limited liability company. The management of NOCO Management, Ltd. is vested in its four members: John C. Wallace, Barry I. Meade, B. F. Weatherly and Richard O. Wilson. The address of NOCO Holdings, L.P. and NOCO Management, Ltd. is the same as that listed above for NOCO. Mr. Wallace's address is 65 Vincent Square, London England SW1P 2RY. Mr. Meade's address is 6814 Northampton Way, Houston, Texas 77055 and Messrs. Weatherly and Wilson's address is 2400 West Loop South, Suite 150, Houston, Texas 77027. Messrs. Wallace, Meade and Weatherly also serve as officers of NOCO Management, Ltd. NOCO Properties Inc. and NOCO Management, Ltd. may be deemed to be the beneficial owner of the Common Stock held by NOCO as a result of their respective general partner interests in NOCO and NOCO Holdings, L.P. As a result of their positions with NOCO Management, Ltd., Messrs. Wallace, Meade, Weatherly and Wilson may be deemed to share the power to vote and dispose of such Common Stock and thereby to be the beneficial owner of such Common Stock. Under the terms of the Stockholders' Agreement, NOCO has the right of first refusal to acquire shares of Common Stock proposed to be sold by members of the Callon Family under certain circumstances and all parties to the Stockholders' Agreement have agreed to support two directors nominated by the Callon Family and two directors nominated by NOCO. NOCO disclaims beneficial ownership of the shares owned by members of the Callon Family. Because of the Stockholders' Agreement, NOCO and members of the Callon Family may be deemed to be a 'group' for purposes of beneficial ownership under Commission regulations. If such a group were deemed to exist, it would beneficially own 3,749,771 shares (or 63.29%) of the Common Stock.

(m) Includes 318,220 shares issuable upon conversion of 140,000 shares of Preferred Stock.

     Pursuant to the Consolidation in which certain of the Company's predecessor entities were merged into the Company effective September 16, 1994 ('Consolidation'), John S. Callon, Fred L. Callon and other non-employee members of the Callon Family exchanged all of the outstanding stock of Callon Petroleum Operating Company ('Callon Petroleum Operating') for an aggregate of 1,892,278 shares of Common Stock of the Company. Certain Callon Family members also converted units of limited partnership interest ('Units') in Callon Consolidated Partners, L.P. ('CCP') into an aggregate of 9,635 shares of Common Stock, representing one-third of a share of Common Stock for each Unit. Of the 1,765,013 shares owned by the Callon Family, 294,040 are owned by John S. Callon (see note (b) above) and 641,829 are owned by Fred L. Callon (see note (c) above). As a result of the Stockholders' Agreement, the Callon Family, and the Callon Family and NOCO, may be deemed to from a 'group' for purposes of beneficial ownership under Commission regulations (see note (l) above). The Callon Family disclaims beneficial ownership of the Common Stock owned by NOCO. In addition, each Callon Family Shareholder disclaims beneficial ownership of all shares of Common Stock owned by the other Callon Family Shareholders and the existence of a group comprised of the

Callon Family Shareholders. If such a group were deemed to exist, it would beneficially own 29.79% of the Common Stock.

                                  PROPOSAL I
                            ELECTION OF DIRECTORS

NOMINEES

     The Company's Certificate of Incorporation provides for a classified Board of Directors. The Board of Directors is divided into three classes of nearly equal size, designated as Class I (currently with three directors), Class II (currently with two directors) and Class III (currently with two directors). Initially, directors in each class were elected to hold office for terms of one year, two years and three years, respectively. Upon the date of each annual meeting after such initial classification, directors elected to succeed those directors whose terms expire serve for a term which expires on the date of the third succeeding annual meeting of shareholders after their election.

     The terms of the two Class II directors, Messrs. John S. Callon and B. F. Weatherly, will expire on the date of the Annual Meeting. Messrs. John S. Callon and B. F. Weatherly (the 'Nominees') have been nominated by the Board of Directors to serve as Class II directors until the 1999 Annual Meeting and until their respective successors have been duly elected and qualified.

     Messrs. Callon and Weatherly, who are currently serving as Class II directors as described above, were nominated by the Callon Family and NOCO, respectively, to serve as representatives of such parties under the terms of the Stockholders' Agreement which entitles each of the Callon Family and NOCO to designate two directors. See 'Stockholders' Agreement.'

     It is intended that all shares of Common Stock represented by the Proxies will be voted for the election of the Nominees, except where authority to vote in the election of directors has been withheld. Should the Nominees become unable or unwilling to serve as directors at the time of the Annual Meeting, the person or persons exercising the Proxies will vote for the election of substitute Nominees designated by the Board of Directors, or the Board of Directors may choose to reduce the number of members of the Board of Directors to be elected at the Annual Meeting in order to eliminate the vacancy. The Nominees have consented to be nominated and have expressed their intention to serve if elected. The Board of Directors has no reason to believe that the Nominees will be unable or unwilling to serve if elected. Only the Nominees or substitute Nominees designated by the Board of Directors will be eligible to stand for election as directors at the Annual Meeting. See 'Shareholders' Proposals for 1997 Annual Meeting.'

DIRECTORS AND EXECUTIVE OFFICERS

     The following table provides information with respect to the Nominees and all current directors whose terms will continue after the Annual Meeting and present executive officers of the Company. Each executive officer has been elected to serve until his or her successor is duly appointed or elected by the Board of Directors or their earlier removal or resignation from office.

                                                  Company
                Name                    Age    Position Since                  Present Company Position
- -------------------------------------   ---    --------------   ------------------------------------------------------
CLASS I DIRECTORS
(TERM EXPIRES IN 1998):
Robert A. Stanger....................   56          1995        Director
John C. Wallace......................   57          1994        Director
Richard O. Wilson....................   66          1995        Director
CLASS II DIRECTORS
(TERM EXPIRES IN 1996):
John S. Callon.......................   76          1994        Director; Chairman of the Board; Chief Executive
                                                                Officer
B. F. Weatherly......................   52          1994        Director
CLASS III DIRECTORS
(TERM EXPIRES IN 1997):
Fred L. Callon.......................   46          1994        Director; President; Chief Operating Officer
Dennis W. Christian..................   49          1994        Director; Senior Vice President
OTHER EXECUTIVE OFFICERS:
John S. Weatherly....................   44          1994        Senior Vice President; Chief
                                                                Financial Officer; Treasurer
H. Michael Tatum.....................   67          1994        Vice President; Secretary

     The following is a brief description of the background and principal occupation of each director (including each Nominee) and executive officer:

     John S. Callon, 76, is Chairman of the Board of Directors and Chief Executive Officer of the Company and Callon Petroleum Operating. Mr. Callon founded the Company's predecessors in 1950, and has held an executive office with the Company or its predecessors since that time. He has served as a Director of the Mid-Continent Oil and Gas Association and as the President of the Association's Mississippi-Alabama Division. He has also served as Vice President for Mississippi of the Independent Petroleum Association of America. He is a member of the American Petroleum Institute. Mr. Callon is the uncle of Fred L. Callon.

     Fred L. Callon, 46, is President and Chief Operating Officer of the Company and Callon Petroleum Operating and has held that position with the Company or its predecessors since 1984. He has been employed by the Company or its predecessors since 1976. He graduated from Millsaps College in 1972 and received his M.B.A. degree from the Wharton School of Finance in 1974. Following graduation and until his employment by Callon Petroleum Operating, he was employed by Peat, Marwick, Mitchell & Co., certified public accountants. He is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the Mississippi Society of Certified Public Accountants. He is the nephew of John S. Callon.

     Dennis W. Christian, 49, is Senior Vice President of Acquisitions and Operations for the Company and Callon Petroleum Operating, and has held that or similar positions with the Company or its predecessors since 1981. Prior to joining Callon Petroleum Operating, he was resident manager in Stavanger, Norway, for Texas Eastern Transmission Corporation. Mr. Christian received his B.S.

degree in petroleum engineering in 1969 from Louisiana Polytechnic Institute. His previous experience includes five years with Chevron U.S.A. Inc.

     John S. Weatherly, 44, is Senior Vice President, Chief Financial Officer and Treasurer for the Company and Callon Petroleum Operating. Previous to April 1996, he was Vice President, Chief Financial Officer and Treasurer with the Company and Callon Petroleum Operating and had held that position since 1983. Prior to joining Callon Petroleum Operating in August 1980, he was employed by Arthur Andersen LLP as audit manager in the Jackson, Mississippi office. He received his B.B.A. degree in accounting in 1973 and his M.B.A. degree in 1974 from the University of Mississippi. He is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Mississippi Society of Certified Public Accountants. John S. Weatherly and B. F. Weatherly are brothers.

     H. Michael Tatum, 67, is Vice President and Secretary for the Company and Callon Petroleum Operating and is responsible for management of administrative matters. Mr. Tatum has held this position with the Company or its predecessors since 1976, and has been employed by Callon Petroleum Operating since 1969. He graduated from Southern Methodist University in 1967 and is a member of the American Society of Corporate Secretaries and the Society for Human Resource Management.

     Robert A. Stanger, 56, since 1978 has been the managing general partner of Robert A. Stanger & Co., Inc., a Shrewsbury, New Jersey-based firm engaged in publishing financial material and providing investment banking services to the real estate and oil and gas industries. He is a director of Citizens Utilities, Stamford, Connecticut, a provider of telecommunications, electric, natural gas, and water services. Previously, Mr. Stanger was Vice President of Merrill Lynch & Co. He received his B.A. degree in economics from Princeton University in 1961. Mr. Stanger is a member of the National Association of Securities Dealers, the New York Society of Security Analysts, the International Association of Financial Planners, and the Investment Program Association.

     John C. Wallace, 57, is an executive officer of NOCO Management Ltd., the general partner of the general partner of NOCO. He is a Chartered Accountant having qualified with Coopers and Lybrand in Canada in 1963 following which he joined Baring Brothers & Co., Limited in London. For more than the last ten years, he has served as Chairman of Fred. Olsen Ltd, a London-based corporation which he joined in 1968, where he has specialized in the business of shipping and property development. He is a director of Harland & Wolff PLC, Belfast, A/S Ganger Rolf and A/S Bonheur, Oslo, publicly traded shipping companies and O.G.C. International P.L.C., a Scottish public company engaged in the offshore oil and gas maintenance and construction business headquartered in Aberdeen, Scotland. He is also a director of Belmont Constructors, Inc., a Houston, Texas-based industrial contractor associated with Fred. Olsen Interests, and other companies associated with Fred. Olsen Interests.

     B. F. Weatherly, 52, is an executive officer of NOCO Management Ltd., the general partner of the general partner of NOCO. Since 1991, he has been employed by Belmont Constructors, Inc., a Houston, Texas-based industrial contractor associated with Fred. Olsen Interests, serving most recently as Executive Vice President, Chief Financial Officer and a director of that company. From 1989 to 1991, he was partner in Amerimark Capital Corp., a Dallas investment banking firm. He holds a Master of Accountancy degree from the University of Mississippi. He has previously been associated with Arthur Andersen LLP, and has served as a Senior Vice President of Weatherford International, Inc. B. F. Weatherly and John S. Weatherly are brothers.

     Richard O. Wilson, 66, for the past nine years has been Chairman of O.G.C. International P.L.C., a Scottish public company engaged in the offshore oil and gas maintenance and construction business headquartered in Aberdeen, Scotland. For the past 13 years, Mr. Wilson has also been Chairman of Dolphin A/S, Stavanger, Norway, and Dolphin Drilling Ltd., Aberdeen, Scotland, both offshore drilling companies owned by Fred. Olsen Interests. He is also Chairman of Belmont Constructors, Inc., a Houston, Texas-based industrial contractor associated with Fred. Olsen Interests. He holds a B.S. degree in civil engineering from Rice University. Mr. Wilson is a Fellow in the American Society of

Civil Engineers, a member of the Institute of Petroleum, London, England, and the Cosmos Club, Washington, D.C.

     All officers and directors (including the Nominees) of the Company are United States citizens, except Mr. Wallace, who is a citizen of Canada.

STOCKHOLDERS' AGREEMENT

     Pursuant to the Stockholders' Agreement among the Callon Family and NOCO dated September 16, 1994, the Callon Family and NOCO each elect two directors to the Company's Board of Directors. Specifically, the Stockholders' Agreement provides that the Callon Family and NOCO shall use their best efforts, including voting the shares of Common Stock which they own, to cause the Company's Board of Directors to be composed of at least four members, two of such members to be selected by the Callon Family and two of such members to be selected by NOCO. The current directors of the Company are John S. Callon, Fred L. Callon, Dennis W. Christian, Robert A. Stanger, John C. Wallace, B. F. Weatherly, and Richard O. Wilson. Prior to the Consolidation, the Company's sole shareholder appointed John S. Callon and Fred L. Callon to the Board of Directors. John C. Wallace and B. F. Weatherly, affiliates of NOCO, were appointed to the Board of Directors subsequent to the Consolidation. Thus, although not elected pursuant to the Stockholders' Agreement, Messrs. John and Fred Callon were appointed to represent the Callon Family and Messrs. Wallace and B. F. Weatherly were appointed to represent NOCO. Mr. Wallace was nominated and re-elected to the Board of Directors as one of the representatives of NOCO at the Company's 1995 Annual Meeting.

     B. F. Weatherly has been designated by NOCO as one of its nominees under the Stockholders' Agreement, and John S. Callon has been designated by the Callon Family as one of its nominees under the Stockholders' Agreement, to stand for election at the Annual Meeting. Because the Callon Family and NOCO own more than 50% of the outstanding shares of Common Stock, the election of Messrs. John S. Callon and B. F. Weatherly as directors at the Annual Meeting is assured under the terms of the Stockholders' Agreement.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission and the National Association of Securities Dealer's Inc. National Market System ('Nasdaq NMS'), initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they filed with the Commission.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1995, the Company's officers, directors and greater than ten percent shareholders had complied with all Section 16(a) filing requirements.

INFORMATION CONCERNING THE OPERATION OF THE BOARD OF DIRECTORS

     The business of the Company is managed under the direction of the Board of Directors. The Board of Directors meets on a quarterly basis to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors may also hold special meetings when an important matter requires Board action between regularly scheduled meetings. Each non-employee director receives an annual fee of $10,000 for service on the Board of Directors. Non-employee directors are also granted options to purchase Common Stock under the Company's 1994 Stock Incentive Plan. Pursuant to the 1994 Plan, an option to purchase 5,000 shares of Common Stock is granted to each non-employee director on the date he or she is initially elected or appointed to the Board for an exercise price equal to the fair market price on the date of grant and for a ten-year term. Thereafter, for each subsequent year in which the non-employee director is still serving as director, he or she shall automatically be granted an option to purchase an additional 5,000 shares on the same terms.

     In order to facilitate the various functions of the Board of Directors, the Board of Directors has created an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the entire Board of Directors. Committee members are not remunerated in addition to their annual Board retainer.

     AUDIT COMMITTEE. The Audit Committee monitors the Company's internal accounting controls, reviews quarterly and annual financial information and reviews the services and fees of the independent public accountants. Members are Messrs. John C. Wallace, CHAIRMAN, and Robert A. Stanger, B. F. Weatherly and Richard O. Wilson. The Audit Committee held three meetings during 1995.

     COMPENSATION COMMITTEE. The Compensation Committee establishes and approves the terms of employment of senior executive officers and reviews and approves management's recommendations concerning compensation of the other executive officers and certain other employees. Members are Messrs. B. F. Weatherly, CHAIRMAN, and Robert A. Stanger, John C. Wallace and Richard O. Wilson. The Compensation Committee held three meetings during 1995.

     During 1995, the Board of Directors of the Company met formally four times and executed five unanimous consents. All directors attended all of the meetings.

TRANSACTIONS WITH RELATED PERSONS

     STOCKHOLDERS' AGREEMENT. In connection with the Consolidation, the Company, the Callon Family (including John S. Callon and Fred L. Callon) and NOCO entered into the Stockholders' Agreement which (a) provides that the Callon Family shall vote for two directors to the Company's Board of Directors as directed by NOCO and NOCO will vote for two directors to the Company's Board of Directors as directed by the Callon Family, (b) contains certain restrictions on transfer of the Common Stock owned by the Callon Family and NOCO, and (c) provides that neither the Callon Family nor NOCO can transfer shares of Common Stock in connection with, or vote for, consent to or otherwise approve, a transaction which would result in certain changes of control or fundamental changes without the prior written consent of the other party. The Callon Family and NOCO own an aggregate of 63.29% of the Company's Common Stock. See 'Stockholders' Agreement.'

     CONTINGENT SHARES. The Callon Family (including John S. Callon and Fred L. Callon), as former shareholders of Callon Petroleum Operating, may receive additional shares of Common Stock pursuant to a Contingent Share Agreement dated September 16, 1994 between the Callon Family and the Company (the 'Contingent Share Agreement'). The number of shares issued in the Consolidation was based on the respective asset values of the parties to the Consolidation, including Callon Petroleum Operating. Callon Petroleum Operating owned certain oil and gas properties which, for purposes of the Consolidation, could not be properly valued due to inadequate drilling and production history. The Contingent Share Agreement provides that promptly after December 31, 1995, a number of shares of Common Stock will be issued to the Callon Family equal to the present value of the properties (as determined by independent reserve engineers) divided by $12.05. Due to the continued limited production history of the properties, the Company has amended the Contingent Share Agreement to extend the valuation date to December 31, 1996.

     REGISTRATION RIGHTS. The Callon Family (including John S. Callon and Fred
L. Callon) is party to a Registration Rights Agreement dated September 16, 1994 (the 'Registration Rights Agreement'), pursuant to which they are entitled to require the Company to register Common Stock owned by them with the Commission for sale to the public in a firm commitment public offering and generally to include shares owned by them in registration statements filed by the Company. NOCO and the Company have entered into a similar agreement.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to the Chief Executive Officer of the Company and the four most highly compensated executive officers of the Company as to whom the total salary and bonus for the years ended December 31, 1995 and 1994 exceeded $100,000. Such amounts include compensation from the predecessor entities for the year ended December 31, 1994.

                          SUMMARY COMPENSATION TABLE

                                                                                             Long-term Compensation
                                                                                       ----------------------------------
                                                                                               Awards
                                                         Annual Compensation           -----------------------   Payouts
                                                  ----------------------------------   Restricted   Securities   --------
                                                                        Other Annual     Stock      Underlying     Ltip
              Name And                   Year      Salary      Bonus    Compensation    Award(s)     Options     Payouts
         PRINCIPAL POSITION               (A)        ($)        ($)        ($)(B)         ($)          (#)         ($)
- -------------------------------------  ---------  ---------  ---------  ------------   ----------   ----------   --------
John S. Callon.......................       1995    190,000    161,500         0            0            0           0
  Chairman and Chief                        1994    168,000     95,000         0            0       90,000           0
  Executive Officer
Fred L. Callon.......................       1995    170,000    144,500         0            0            0           0
  President and Chief                       1994    150,000     85,000         0            0       80,000           0
  Operating Officer
Dennis W. Christian..................       1995    150,000    127,500         0            0            0           0
  Senior Vice President                     1994    118,450    140,000         0            0       60,000           0
John S. Weatherly....................       1995    130,000    110,500         0            0            0           0
  Senior Vice President                     1994    100,000    107,500         0            0       60,000           0
  Chief Financial Officer,
  and Treasurer
H. Michael Tatum.....................       1995    100,000     34,000         0            0            0           0
  Vice President and                        1994     92,183     58,046         0            0       25,000           0
  Secretary


                                         All Other
              Name And                 Compensation
         Principal Position               ($)(C)
- -------------------------------------  -------------
John S. Callon.......................      10,393
  Chairman and Chief                        9,565
  Executive Officer
Fred L. Callon.......................      10,288
  President and Chief                       9,096
  Operating Officer
Dennis W. Christian..................       9,080
  Senior Vice President                     7,186
John S. Weatherly....................       7,873
  Senior Vice President                     6,068
  Chief Financial Officer,
  and Treasurer
H. Michael Tatum.....................       6,061
  Vice President and                        5,598
  Secretary

- ------------

(a) Information for years prior to 1994 is omitted under Commission rules because the Company was not a reporting company during such periods.

(b) Amounts in the column do not include perquisites and other personal benefits, securities or property, unless the annual amount of such compensation exceeds the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive.

(c) Amounts reflect the Company's contribution in 1995 and 1994, respectively, of $9,500 and $8,400 to John S. Callon's 401(k) savings plan and the payment of $893 and $1,165 of term life insurance premiums; $8,500 and $7,500 to Fred L. Callon's 401(k) savings plan and the payment of $1,788 and $1,596 of term life insurance premiums; $7,500 and $5,923 to Mr. Christian's 401(k) savings plan and the payment of $1,580 and $1,263 of term life insurance premiums; $6,500 and $5,000 to Mr. Weatherly's 401(k) savings plan and the payment of $1,373 and $1,068 of term life insurance premiums; and $5,000 and $4,609 to Mr. Tatum's 401(k) savings plan and the payment of $1,061 and $989 of term life insurance premiums.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         Fred L. Callon entered into an employment agreement with the Company effective January 1, 1994 with a term ending December 31, 1998. Pursuant to this agreement, Fred L. Callon will receive an annual base salary of not less than $170,000, subject to increase by the Board or Compensation Committee from time to time. The employment agreement provides that he will be entitled to participate in any incentive compensation program established by the Company for its executive officers. Fred L. Callon also will receive life insurance, participate in the group medical and disability insurance of the Company and receive a monthly automobile allowance under the agreement as well as fuel, oil, maintenance and insurance costs for an automobile. The agreement will be terminated prior to its term by his death or disability or for cause. If the agreement is terminated because of death or disability, the compensation payments continue for the term of the agreement, reduced by the amount of disability insurance paid. If the agreement is terminated for cause, the Company is not required to make additional payments. 'Cause' is defined as any of the following, as determined by a majority vote of the Board of Directors: intentional or continual neglect of duties, conviction of a felony, or failure or refusal to perform duties in accordance with the agreement.

     The employment agreement further provides that he may terminate the agreement for 'good reason,' which means (a) failure to reelect him to his office, (b) significant change in his duties, (c) reduction or failure to provide typical increases in his salary following a change in control of the Company, (d) his relocation to an office outside the Natchez, Mississippi area,
(e) breach of the agreement by the Company, or (f) failure to maintain his level of participation in the compensation and benefit plans of the Company. If Fred
L. Callon terminates his employment for good reason after a change in control, he is entitled to a lump sum payment of three times his most recent annual compensation. The lump sum payment will be reduced to the maximum amount permitted under the Internal Revenue Code of 1986, as amended ('Code'), that does not constitute a parachute payment unless he elects to receive the full amount (the Code defines a parachute payment as any severance payment the aggregate present value of which is in excess of three times the employee's average annual compensation over the past five years). If the termination for good reason occurs otherwise than following a change in control, he is entitled to severance pay in the amount that would have been paid under the employment agreement had it not been terminated.

     Dennis W. Christian and John S. Weatherly entered into employment agreements with the Company effective January 1, 1995 and ending December 31, 1997. The agreements provide that Mr. Christian and Mr. Weatherly will receive an annual base salary of at least $150,000 and $130,000, respectively, and that they are entitled to participate in any incentive compensation program established by the Company for its executive officers. The agreements terminate upon death or disability or for cause. If an agreement is terminated because of death or disability, compensation payments continue for the term of the agreement, reduced by the amount of disability insurance paid. If an agreement is terminated for cause, the Company is not required to make any additional payments. 'Cause' is defined as any of the following, as determined by the
Company: conviction of crime involving moral turpitude; failure to follow Company policies; failure to perform the duties under the agreement; gross negligence or willful misconduct detrimental to the Company; or breach of the employment agreement.

     Pursuant to the 1994 Plan, in the case of a merger or consolidation where the Company is not the surviving entity, or if the Company is about to sell or otherwise dispose of substantially all of its assets while unvested options remain outstanding, the Compensation Committee may, in its discretion and without Shareholder approval, declare some or all options exercisable in full before or simultaneously with such merger, consolidation or sale of assets without regard for prescribed waiting periods. Alternatively, the Compensation Committee may cancel all outstanding options provided option holders are given notice and a period of thirty days prior to the merger, consolidation or sale to exercise the options in full.

OPTION GRANTS IN LAST FISCAL YEAR

     There were no individual grants of stock options under the 1994 Plan made during the year ended December 31, 1995 to the Chief Executive Officer of the Company or any of the four most highly compensated executive officers of the Company named in the Summary Compensation Table. No stock appreciation rights have been granted by the Company since its inception.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table sets forth certain information concerning any exercise in 1995 of options to purchase Common Stock by the Chief Executive Officer and the four most highly compensated executive officers named in the Summary Compensation Table and the number and value of unexercised options to purchase Common Stock held by such individuals at December 31, 1995. No stock options were exercised by such persons in 1995.

           AGGREGATED OPTION EXERCISES IN 1995 AND OPTION VALUES AT
                              DECEMBER 31, 1995

                                                                              Number Of
                                                                             Securities            Value Of
                                                                             Underlying           Unexercised
                                                                             Unexercised         In-the-money
                                                                             Options At           Options At
                                                                          December 31, 1995    December 31, 1995
                                                                          -----------------    -----------------
                                        Shares Acquired       Value         Exercisable/         Exercisable/
                Name                    On Exercise(#)     Realized($)      Unexercisable      Unexercisable(a)
- -------------------------------------   ---------------    -----------    -----------------    -----------------
John S. Callon.......................          0                0              90,000/0                0
Fred L. Callon.......................          0                0              80,000/0                0
Dennis W. Christian..................          0                0              60,000/0                0
John S. Weatherly....................          0                0              60,000/0                0
H. Michael Tatum.....................          0                0              25,000/0                0

- ------------

(a) The options are exercisable at $10.00 per share. On December 31, 1995 the market value of the Common Stock as reported on the Nasdaq NMS was $10.00 per share. On May 10, 1996, the market value of the Common Stock was $12.75 per share.

LONG-TERM INCENTIVE PLAN AWARDS

     At this time, the Company does not have a long-term incentive plan for its employees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation Committee are Messrs. B. F. Weatherly, Robert A. Stanger, John C. Wallace and Richard O. Wilson, none of whom are or have been officers or employees of the Company.

     STOCKHOLDERS' AGREEMENT. In connection with the Consolidation, the Company, the Callon Family and NOCO entered into the Stockholders' Agreement which contains certain voting requirements and transfer restrictions. Messrs. Weatherly and Wallace are affiliates of NOCO. See 'Transactions with Related Persons.'

     REGISTRATION RIGHTS. NOCO is party to a Registration Rights Agreement dated September 16, 1994. Messrs. Weatherly and Wallace are affiliates of NOCO. See 'Transactions with Related Persons.'

REPORT ON EXECUTIVE COMPENSATION

     OVERVIEW

     The Compensation Committee, currently composed of four non-employee directors, makes recommendations to the Board regarding the annual compensation and bonus compensation of the Company's executive officers. In addition, the Compensation Committee administers the 1994 Plan and determines whether to grant stock options pursuant to the 1994 Plan.

     Generally, the Company's compensation policy has been comprised of three elements: (1) base compensation; (2) bonus compensation; and (3) stock options.

     BASE COMPENSATION. Base compensation for each of the Company's executive officers is determined on an individual level, considering factors such as the officer's performance and contributions to the Company's success, length of service with the Company and experience level, position with the Company and compensation by well-managed industry competitors for comparable positions, internal equities among positions and general economic and industry conditions. While no specific weight is assigned to these factors in determining base compensation, the Committee targets the median of base salaries among peer group companies in the industry as its primary consideration. In order to determine base salaries paid by such peer group companies, the Committee reviews various published industry survey data, proxy information of its competitors and, from time to time, consults with independent compensation consulting firms.

     BONUS COMPENSATION. Total compensation of the Company's executive officers is significantly at risk, ranging from 51% to 25% in the case of the executive officers listed on page 10, and depends upon the achievement of certain annual objectives as well as more subjective considerations. Annual objectives the Committee reviews are a combination of operating, fiscal and strategic goals, such as oil and gas production level increases, oil and gas reserve additions, achievement of income and/or cash flow targets and successful completion of special projects. The Committee also evaluates performance-based factors which include initiative, business judgment, technical expertise and management skills. These considerations are not specifically weighted, primarily because the relative importance of each objective varies from year to year and the relative responsibilities of the officers with respect to such objectives depends upon their particular job functions.

     STOCK OPTIONS. The decision to award a stock option to an executive officer, as well as the size of the award, is not specifically formula-driven nor based on any specific corporate performance factors. Rather, in determining whether to grant stock options to employees and the size or value of option grants, the Committee uses the same performance criteria described under 'Base Compensation.' As a guideline for such awards, the Committee surveys the same group of companies it surveys for salary purposes. In addition, the Committee considers the number of outstanding unvested options which the officer holds and the size of previous option awards to that officer. Based on the number of options granted to the Company's executive officers in 1994 which remain unexercised, the Committee did not grant additional options during 1995.

     The Committee believes that the short-term and long-term efforts of the Company's employees are appropriately rewarded pursuant to the Company's compensation policy. The Committee evaluates on a continual basis the three components of this policy as they affect the Company's employees, and is committed to achieving the balance required to promote the future development and value of the Company.

  COMPENSATION OF CHIEF EXECUTIVE OFFICER AND CHIEF OPERATING OFFICER

     John S. Callon, the Chief Executive Officer of the Company, was paid a base salary of $190,000 during 1995, which was increased from the base salary of $168,000 paid in 1994. Such salary reflects John S. Callon's level of responsibility within the Company and his experience in the oil and gas industry. The Company entered into an employment agreement with Fred L. Callon, the Chief Operating Officer, effective January 1, 1994. The agreement is described in more detail above under the caption 'Employment Agreements, Termination of Employment and Change-in-Control Arrangements.' The agreement, which will terminate on December 31, 1998, provides that Mr. Callon is to receive a salary of not less than $170,000 per annum, subject to increase by the Board or Compensation Committee from time to time. Mr. Callon's base salary for 1995 was $170,000, reflecting his position with the Company, his experience level and his management of the day-to-day operations of the Company.

     The Chief Executive Officer and the Chief Operating Officer received bonuses in 1995 of $161,500 and $144,500, respectively. The Committee recommended such bonus compensation based on John Callon's and Fred Callon's contributions to certain significant Company accomplishments during 1995. Such achievements included a 66% increase in oil and gas revenues and a 64% increase in oil and gas production attributable primarily to the acquisition of certain producing properties, and a 99% reduction in long-term debt attributable to the successful consummation of the offer and sale of the Company's $2.125 Convertible Exchangeable Preferred Stock, as compared to correlative results for 1994.

                                          B. F. Weatherly, Chairman
                                          Robert A. Stanger
                                          John C. Wallace
                                          Richard O. Wilson

                        COMMON STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change for the five years ended December 31, 1995, in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return (i) for the Nasdaq Stock Market (US) Index (the 'Nasdaq Index') and (ii) Media General Financial Services Industry and Market Index of SIC Group 353 (the 'MG Industry Group Index') consisting of oil and gas companies.

                  COMPARISON OF CUMULATIVE TOTAL RETURN (1)
  AMONG CALLON PETROLEUM COMPANY, NASDAQ INDEX, AND MG INDUSTRY GROUP INDEX

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                                  12/31/90    12/31/91    12/31/92    12/31/93    12/30/94    12/29/95
                                  ---------   ---------   ---------   ---------   ---------   ---------
Callon Petroleum Company (2)        $100        $115        $152        $291        $413        $380

Nasdaq Index                        $100        $161        $187        $215        $210        $296

MG Industry Group Index             $100         $96         $84        $100        $101        $118

- ------------

(1) The comparison of total return on an investment for each of the periods assumes that $100 was invested on December 31, 1990, in each of the Company, the Nasdaq Index and the MG Industry Group Index, and that all dividends were reinvested.

(2) The Company's Common Stock did not begin trading on the Nasdaq NMS until September 19, 1994. The Company was formed in March 1994 to participate in a Consolidation consummated on September 16, 1994, to which the Company succeeded to the assets, liabilities, operations and management of Callon Consolidated Partners, L.P., a publicly-held limited partnership ('CCP'), and certain affiliated companies. As a result of the Consolidation, one share of the Company's Common Stock was issued for each three Units of limited partnership interest in CCP whose depositary units were traded on the Nasdaq NMS from February 1989 through September 1994. The equivalent closing price per share of the Company's Common Stock before September 16, 1994 was determined by multiplying the Nasdaq NMS quoted price per CCP Unit by three.

                                 PROPOSAL II

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, for the examination of the accounts and audit of the financial statements of the Company for the year ending December 31, 1996. At the Annual Meeting, the Board of Directors will present a proposal to the Shareholders to approve and ratify the engagement of Arthur Andersen LLP. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if he desires, and to respond to appropriate questions.

     Management recommends that the Shareholders approve and ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 1996. Unless otherwise indicated, all properly executed Proxies received by management will be voted for such ratification at the Annual Meeting. An adverse vote will be considered as a direction to the Audit Committee of the Board of Directors to select other auditors in the following year.

               SHAREHOLDERS' PROPOSALS FOR 1997 ANNUAL MEETING

     No person other than nominees selected by the Board of Directors shall be eligible for election as a director unless written notice of a nomination is received from a Shareholder of record by the Secretary of the Company not less than 120 days prior to the anniversary date of the release of the Proxy Statement in connection with the immediately preceding Annual Meeting of Shareholders, accompanied by the written consent of the nominee to serve and the name, age, business and residence address and principal occupation of the nominee, the number of shares beneficially owned by the nominee and any other information which would be required to be furnished by law with respect to any nominee of the Board of Directors of the Company. Shareholders who desire to nominate persons for election as a director at the 1997 Annual Meeting of Shareholders must submit nominations to the Company at its principal executive offices not later than January 19, 1997.

     Shareholders who desire to present proposals other than nominees for the election of directors to Shareholders at the 1997 Annual Meeting of Shareholders and to have proposals included in the Company's proxy materials must submit their proposals to the Company at its principal executive offices not later than January 19, 1997.

     In order to avoid controversy as to the date on which any such proposal is received by the Company, it is suggested that Shareholders submit their proposals by certified mail, return receipt requested.

FINANCIAL STATEMENTS

     Financial statements of the Company for its most recent fiscal year are contained in the 1995 Annual Report. Copies of such Annual Report are available to Shareholders upon written request to the Investor Relations Department, Callon Petroleum Company, 200 North Canal Street, Natchez, Mississippi 39120.

                                 OTHER BUSINESS

     The Board of Directors does not know of any matter to be acted upon at the Annual Meeting other than those described above. If other business comes before the Annual Meeting, the persons named on the Proxy will vote the Proxy in accordance with what they consider to be in the best interests of the Company and its Shareholders.

                       By order of the Board of Directors

                                       /s/FRED L. CALLON
                                          Fred L. Callon
                                          PRESIDENT AND CHIEF OPERATING
                                          OFFICER

Natchez, Mississippi
May 17, 1996

                            CALLON PETROLEUM COMPANY
               200 NORTH CANAL STREET, NATCHEZ, MISSISSIPPI 39120
       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                    FOR THE ANNUAL MEETING ON JUNE 19, 1996.

     The undersigned hereby constitutes and appoints John S. Callon and Fred L. Callon and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated on the reverse, all of the shares of common stock of Callon Petroleum Company, held of record by the undersigned on April 26, 1996, at the Annual Meeting of Shareholders to be held at the offices of Callon Petroleum Company, 200 North Canal Street, Natchez, Mississippi 39120 on June 19, 1996, and at any adjournments thereof, on all matters coming before said meeting.

     IF NO DIRECTION AS TO THE MANNER OF VOTING THIS PROXY IS MADE, THIS PROXY WILL BE VOTED 'FOR' THE ELECTION OF DIRECTORS AND 'FOR' ITEM 2 AS INDICATED ON THE REVERSE SIDE HEREOF.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                         (To be signed on reverse side)

A [X] Please mark your
      votes as in this
      example.

The Board of Directors recommends a vote FOR the election of directors and FOR proposal 2.

1. ELECTION
   OF
   DIRECTORS.

                                       FOR
                                       [ ]

                                    WITHHOLD
                                authority for all
                                    Nominees
                                       [ ]

To withhold authority to vote for any specific nominee(s) mark the 'FOR' box and write the name of each such nominee, on the line provided below.

NOMINEES: John S. Callon
            B.F. Weatherly


2. To ratify the appointment of Arthur
   Andersen LLP as independent
   public accountants.

                                       FOR
                                       [ ]

                                     AGAINST
                                       [ ]

                                     ABSTAIN
                                       [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED 'FOR' THE ELECTION OF DIRECTORS AND 'FOR' PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED.

SIGNATURE____________________

DATE_______________

SIGNATURE____________________

DATE_______________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or as guardian, please indicate your full title as such.